Exhibit 10.1

AMENDED AND RESTATED

GREYSTONE HOUSING IMPACT INVESTORS LP

2015 EQUITY INCENTIVE PLAN

Section 1. Purpose of the Plan. The Greystone Housing Impact Investors LP 2015 Equity Incentive Plan (the “Plan”) is intended to promote the interests of Greystone Housing Impact Investors LP (the “Partnership”) and the Company and their Affiliates (as defined below), including America First Capital Associates Limited Partnership Two, a Delaware limited partnership (the “General Partner”), which is the general partner of the Partnership, by providing to Employees and/or Managers incentive compensation awards based on Units (as defined below) to encourage superior performance. The Plan is also contemplated to enhance the ability of the Company and its Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Partnership and its subsidiaries and to encourage them to devote their best efforts to advancing the business of the Partnership and its subsidiaries.

Section 2. Definitions. As used in this Plan, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

“Award” means an Option, Unit Appreciation Right, Restricted Unit, Phantom Unit, an Other Unit-Based Award, or a Unit Award granted under the Plan, and includes any tandem DERs granted with respect to a Phantom Unit.

“Award Agreement” means the written or electronic agreement by which an Award shall be evidenced.

“Board” means the Board of Managers of the Company.

“Cause” means, except as otherwise provided in the terms of an Award Agreement, (i) conviction of a Participant by a court of competent jurisdiction of any felony or a crime involving moral turpitude; (ii) a Participant’s willful and intentional failure or willful and intentional refusal to follow reasonable and lawful instructions of the Board; (iii) a Participant’s material breach or default in the performance of his or her obligations under an Award Agreement or any written employment agreement between the Participant and the Company or any Affiliate; or (iv) a Participant’s act of misappropriation, embezzlement, intentional fraud or similar conduct involving the Company or any of its Affiliates.

“Change of Control” means, and shall be deemed to have occurred upon one or more of the following events:

(i) any “person” or “group” within the meaning of those terms as used in Sections 13(d) and 14(d)(2) of the Exchange Act, other than the Company or an Affiliate of the Company, shall become the beneficial owner, by way of merger, consolidation, recapitalization, reorganization, or otherwise, of 50% or more of the combined voting power of the equity interests in the Company or the Partnership;

(ii) the limited partners of the Partnership approve, in one or a series of transactions, a program of complete liquidation of the Partnership;

(iii) the sale or other disposition by either the Company or the Partnership of all or substantially all of its assets in one or more transactions to any Person other than the Company or an Affiliate of the Company;

(iv) a transaction resulting in a Person other than the Company or an Affiliate of the Company being the general partner of the Partnership; or

(v) except with respect to Other Unit-Based Awards evidenced by “Performance Unit-Based Award Agreements” which provide for the deferral of compensation and are subject to Section 409A of the Code (“Section 409A Performance Unit-Based Awards”), any time at which individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Company Manager subsequent to the Effective Date whose appointment, or nomination for election by the Company’s members, was approved by a vote of at least a majority of the Managers then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board.

Notwithstanding the foregoing, if a Change of Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A of the Code, then, to the extent required to comply with Section 409A of the Code, the transaction or event described in clause (i), (ii), (iii), (iv), or (v) above with respect to such Award must also constitute a “change of control event” as defined in Treasury Regulation § 1.409A-3(i)(5).

For the avoidance of doubt, clause (v) of this definition shall not constitute a “Change of Control” for purposes of any Section 409A Performance Unit-Based Award.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Board or the Compensation Committee of the Board or such other committee as may be appointed by the Board to administer the Plan.

“Company” means Greystone AF Manager LLC, a Delaware limited liability company.

“DER” or “Distribution Equivalent Right” means a contingent right, which may be granted, if it all, only in tandem with a specific Phantom Unit Award, to receive with respect to each Phantom Unit subject to the Award an amount in cash, Units, and/or Phantom Units equivalent in value to the distributions made by the Partnership with respect to a Unit during the period such Award is outstanding.

“Effective Date” means June 24, 2015, provided that the Plan is approved by the holders of Units of the Partnership within 12 months following June 24, 2015.

“Employee” means an employee of the Company or an Affiliate of the Company, who performs services for the Company, the Partnership, or an Affiliate of either.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” of a Unit means the closing sales price of a Unit on the principal national securities exchange or other market in which trading in Units occurs on the applicable date (or, if there is no trading in the Units on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). If Units are not traded on a national securities exchange or other market at the time a determination of fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee.

“General Partner” has the meaning set forth in Section 1 of this Plan.

“Manager” means a member of the Board of Managers of the Company.

“Option” means an option to purchase Units granted under this Plan.

“Other Unit-Based Award” means an Award granted pursuant to Section 6(d) of this Plan.

“Participant” means an Employee or Manager granted an Award under this Plan.

“Partnership” has the meaning set forth in Section 1 of this Plan.

“Partnership Agreement” means the Agreement of Limited Partnership of the Partnership, as it may be amended or amended and restated from time to time.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, governmental agency, or political subdivision thereof, or other entity.

“Phantom Unit” means a notional share granted under this Plan that, upon vesting, entitles the Participant to receive a Unit or an amount of cash equal to the Fair Market Value of a Unit, as determined by the Committee in its sole discretion.

“Plan” means the Greystone Housing Impact Investors LP 2015 Equity Incentive Plan, as may be amended from time to time.

“Restricted Period” means the period of time established by the Committee with respect to an Award during which the Award remains subject to forfeiture and is either not exercisable by or payable to the Participant, as the case may be.

“Restricted Unit” means a Unit granted under this Plan that is subject to a Restricted Period.

“Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.

“SEC” means the Securities and Exchange Commission, or any successor thereto.

“Time-Based Phantom Unit Award” has the meaning set forth in Section 6(b)(1) of this Plan.

“Time-Based Restricted Unit Award” has the meaning set forth in Section 6(b)(2) of this Plan.

“UDR” means a distribution made by the Partnership with respect to a Restricted Unit.

“Unit” means a beneficial unit certificate of the Partnership representing an assigned limited partnership interest of the Partnership.

“Unit Appreciation Right” or “UAR” means a contingent right that entitles the holder to receive, in cash or Units, as determined in the sole discretion of the Committee, the excess of the Fair Market Value of a Unit on the exercise date of the UAR over the exercise price of the UAR.

“Unit Award” means a grant of a Unit that is not subject to a Restricted Period.

Section 3. Administration. The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing (including an email, fax, or other electronic communication that is authenticated according to the Uniform Electronic Transactions Act or that is deemed signed by the Committee’s Chair), shall be the acts of the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (a) designate Participants; (b) determine the type or types of Awards to be granted to a Participant; (c) determine the number of Units to be covered by Awards; (d) determine the terms and conditions of any Award (including, but not limited to performance requirements for such Award); (e) determine whether, to what extent, and under what circumstances Awards may be exercised, canceled, forfeited, or settled (and, if settled, whether and the extent to which settlement is in Units, cash, other property, or any combination thereof), and the method or methods by which Awards may be exercised, canceled, forfeited, or settled; (f) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (g) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (h) take any action or exercise any power or right reserved, explicitly or implicitly, to the Committee under the Plan or any Award Agreement; and (i) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or an Award Agreement in such manner and to such extent as the Committee deems necessary or appropriate. The Committee may, in its sole discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions applicable to an Award, waive any restriction or other provision of this Plan or an Award, or otherwise amend or modify an Award in any manner that is either (x) not adverse to the Participant to whom such Award was granted, or (y) consented to by such Participant. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, the Partnership, any Affiliate of the Company, any Participant, and any other holder or beneficiary of any Award.

Section 4. Units.

(a) Limits on Units Deliverable. Subject to adjustment as provided in Section 4(c), the maximum number of Units that may be delivered with respect to Awards under this Plan is 1,000,000 Units. Units withheld from an Award to either satisfy the Company’s or an Affiliate’s tax withholding obligations with respect to the Award, or pay the exercise price of an Award, shall not be considered to be Units delivered under the Plan for this purpose. If any Award is forfeited, cancelled, exercised, paid, or otherwise terminates or expires without the actual delivery of Units pursuant to such Award (the grant of Restricted Units is not a delivery of Units for this purpose), the Units subject to such Award shall again be available for Awards under the Plan. There shall not be any limitation on the number of Awards that may be granted and paid in cash. The Board and the appropriate officers of the Company are authorized to take from time to time whatever actions are necessary, and to file any required documents with governmental authorities, stock exchanges, and transaction reporting systems to ensure that Units are available for issuance pursuant to Awards. If no Units remain available under the Plan for issuance in settlement of an Award, such Award shall be settled in cash.

(b) Sources of Units Deliverable Under Awards. Any Units delivered pursuant to an Award may consist, in whole or in part, of Units acquired in the open market, from the Partnership, any Affiliate of the Partnership, or any other Person, or newly issued Units, or any combination of the foregoing, as determined by the Committee in its sole discretion.

(c) Adjustments. In the event that any distribution (whether in the form of cash, Units, other securities, or other property), recapitalization, split, reverse split, reorganization or liquidation, merger, consolidation, split-up, spin-off, separation, combination, repurchase, acquisition of property or securities, or exchange of Units or other securities of the Partnership, issuance of warrants or other rights to purchase Units or other securities of the Partnership, or other similar transaction or event affects the Units, then the Committee shall make such adjustments as it may deem appropriate and equitable, in its sole discretion, of any or all of the following: (i) the number and type of Units (or other securities or property) with respect to which Awards may be granted; (ii) the number and type of Units (or other securities or property) subject to outstanding Awards; (iii) the grant or exercise price with respect to any Award; (iv) the performance criteria

(if any) for an Award that vests upon satisfaction of performance criteria other than continued service as an Employee or Manager; (v) the appropriate Fair Market Value and other price determinations for such Awards; and (vi) any other limitations contained within this Plan or make provision for a cash payment to the holder of an outstanding Award; provided that, the number of Units subject to any Award shall always be a whole number.

Section 5. Eligibility. Any Employee or Manager shall be eligible to be designated a Participant by the Committee and receive an Award under the Plan.

Section 6. Awards.

(a) Options and UARs. The Committee shall have the authority to determine the Employees and Managers to whom Options and/or UARs shall be granted, the number of Units to be covered by each Option or UAR, the exercise price thereof, the Restricted Period, if any, and other conditions and limitations applicable to the Option or UAR, including the terms and conditions set forth below in this Section 6(a). Each Option and UAR Award shall be evidenced by an Award Agreement, in the form approved by the Committee, and may contain such provisions as the Committee deems appropriate; provided that, such terms and conditions are not inconsistent with the provisions of the Plan, including the provisions set forth in this Section 6(a).

(1) Exercise Price. The exercise price per Unit purchasable under an Option or subject to a UAR shall be determined by the Committee at the time the Option or UAR is granted, but may not be less than the Fair Market Value of a Unit as of the date of grant of the Option or UAR.

(2) Time and Method of Exercise. The Committee shall determine the exercise terms and the Restricted Period, if any, with respect to an Option or UAR grant, which may include, without limitation, a provision for vesting upon the achievement of specified performance goals or other events, and the method or methods by which payment of the exercise price with respect to an Option may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to the Company, withholding Units from the Award, a “cashless-broker” exercise through procedures approved by the Company, delivery to the Partnership of Units already owned by the Participant (provided that such Units have been owned by the Participant for at least six months prior to delivery to the Partnership), or any combination of the above methods, having a Fair Market Value on the exercise date equal to the relevant exercise price.

(3) Termination of Service; Forfeitures. Except as otherwise provided in the terms of an Award Agreement or the terms of any written employment agreement between the Participant and the Company or any Affiliate, upon termination of all of a Participant’s service relationships, as applicable, with the Company and all of its Affiliates as an Employee or Manager for any reason (i) all outstanding, unvested Options and UARs as of the date of such termination shall be forfeited by the Participant; and (ii) the Participant may exercise his or her vested Options and UARs, but only on or prior to the date that is 90 days following the date of such termination (but in no event later than the expiration of the term of such Option or UAR, as set forth in the applicable Award Agreement); provided that, notwithstanding the foregoing provisions of this subsection (3)(ii), if the termination of the Participant’s service relationship was on account of death or disability (as defined in Section 22(e)(3) of the Code), the Participant may exercise his or her vested Options and UARs, but only on or prior to the date that is one year following the date of such termination (but in no event later than the expiration of the term of such Option or UAR, as set forth in the applicable Award Agreement).

(b) Restricted Units and Phantom Units. The Committee shall have the authority to determine the Employees and Managers to whom Restricted Units and/or Phantom Units shall be granted, the number of Restricted Units or Phantom Units to be granted to each such Participant, the Restricted Period, the conditions under which the Restricted Units or Phantom Units may become vested or forfeited, and such other terms and conditions as the Committee may establish with respect to such Awards. Each Restricted Unit and Phantom Unit Award shall be evidenced by an Award Agreement, in the form approved by the Committee, and may contain such provisions as the Committee deems appropriate; provided that, such terms and conditions are not inconsistent with the provisions of the Plan, including the provisions set forth in this Section 6(b).

(1) DERs. To the extent provided by the Committee, in its sole discretion, a grant of Phantom Units may or may not include a tandem DER grant, which may provide that such DERs shall be paid directly to the Participant, be credited to a bookkeeping account (with or without interest in the sole discretion of the Committee), be “reinvested” in Restricted Units or additional Phantom Units, and be subject to the same or different vesting restrictions as the tandem Phantom Unit Award, or be subject to such other provisions or restrictions as determined by the Committee in its sole discretion. Absent a contrary provision in an Award Agreement or any written employment agreement between the Participant and the Company or any Affiliate, with respect to a Phantom Unit Award that vests only upon continued service as an Employee or Manager (a “Time-Based Phantom Unit Award”), upon a distribution with respect to a Unit, DERs equal in value to such distribution shall be paid promptly to the Participant in cash without vesting restrictions. Notwithstanding the foregoing sentence, the Committee may provide that DERs paid with respect to a Time-Based Phantom Unit Award be used to acquire additional Phantom Units for the Participant, and such additional Phantom Units may be subject to such vesting and other terms as the Committee may prescribe. With respect to a Phantom Unit Award that vests upon satisfaction of performance criteria other than continued service as an Employee or Manager, DERs equal in value to such distribution that would otherwise be payable on or after the date of grant but prior to vesting of the associated Phantom Unit Award shall be credited to a bookkeeping account established by the Company, which bookkeeping account shall not bear interest and shall be subject to forfeiture until such time as the associated Phantom Unit Award vests, and the amounts credited to such bookkeeping account shall be paid to the holder of the Phantom Unit Award within 30 days following the vesting of the associated Phantom Unit Award.

(2) UDRs. To the extent provided by the Committee, in its sole discretion, a grant of Restricted Units may provide for a tandem grant of UDRs which shall be subject to the same forfeiture and other restrictions as the Restricted Unit. Absent a contrary provision in an Award Agreement or any written employment agreement between the Participant and the Company or any Affiliate, with respect to a Restricted Unit Award that vests only upon continued service as an Employee or Manager (a “Time-Based Restricted Unit Award”),

upon a distribution with respect to a Unit, UDRs equal in value to such distribution shall be paid promptly to the Participant in cash without vesting restrictions. Notwithstanding the foregoing sentence, the Committee may provide that UDRs paid with respect to a Time-Based Restricted Unit Award be used to acquire additional Restricted Units for the Participant, and such additional Restricted Units may be subject to such vesting and other terms as the Committee may prescribe. With respect to a Restricted Unit Award that vests upon satisfaction of performance criteria other than continued service as an Employee or Manager, UDRs equal in value to such distribution that would otherwise be payable on or after the date of grant but prior to vesting of the associated Restricted Unit Award shall be credited to a bookkeeping account established by the Company, which bookkeeping account shall not bear interest and shall be subject to forfeiture until such time as the associated Restricted Unit Award vests, and the amounts credited to such bookkeeping account shall be paid to the holder of the Restricted Unit Award upon the vesting of the associated Restricted Unit Award.

(3) Forfeitures. Except as otherwise provided in the terms of an Award Agreement or the terms of any written employment agreement between the Participant and the Company or any Affiliate, upon termination of all of a Participant’s service relationships, as applicable, with the Company and all of its Affiliates as an Employee or Manager for any reason during the applicable Restricted Period, all outstanding, unvested Restricted Units and Phantom Units awarded the Participant shall be automatically forfeited upon such termination.

(4) Lapse of Restrictions.

(A) Phantom Units. Upon the vesting of each Phantom Unit and any terms of the Phantom Unit Award relating to payment, and further subject to the provisions of Section 8(b) of this Plan, the Participant shall receive from the Company one Unit or cash equal to the Fair Market Value of one Unit on the date of vesting. Whether a Phantom Unit Award is settled in Units or cash shall be determined in the sole discretion of the Committee.

(B) Restricted Units. Upon the vesting of each Restricted Unit, subject to the provisions of Section 8(b) of this Plan, the restrictions shall be removed with respect to his or her Unit, including any restrictions set forth on any Unit certificate, so that the Participant then holds an unrestricted Unit.

(5) Rights as a Unitholder. Subject to any contrary provision or conditions of an Award Agreement or any written employment agreement between the Participant and the Company or any Affiliate, upon receipt of a Restricted Unit Award, the Participant shall have the rights, if any, of a holder of Units of the Partnership with respect to the voting of the Units subject to the Award.

(c) Unit Awards. Unit Awards may be granted under the Plan to such Employees and/or Managers and in such amounts as the Committee, in its sole discretion, may select. Each Unit Award shall be evidenced by an Award Agreement, in the form approved by the Committee, and may contain such provisions as the Committee deems appropriate; provided that, such terms and conditions are not inconsistent with the provisions of the Plan.

(d) Other Unit-Based Awards. Other Unit-Based Awards may be granted under the Plan to such Employees and/or Managers as the Committee, in its sole discretion, may select. An Other Unit-Based Award shall be an award denominated or payable in, valued in, or otherwise based on or related to Units, in whole or in part. Each Other Unit-Based Award shall be evidenced by an Award Agreement, in the form approved by the Committee, and may contain such provisions as the Committee deems appropriate; provided that, such terms and conditions are not inconsistent with the provisions of the Plan. Upon vesting, an Other Unit-Based Award may be settled in cash, Units (including Restricted Units), other property, or any combination thereof, as determined in the sole discretion of the Committee. Except as otherwise provided in the terms of an Award Agreement or the terms of any written employment agreement between the Participant and the Company or any Affiliate, upon termination of all of a Participant’s service relationships, as applicable, with the Company and all of its Affiliates as an Employee or Manager for any reason, all outstanding, unvested Other Unit-Based Awards awarded the Participant shall be automatically forfeited upon such termination.

(e) General.

(1) Awards May Be Granted Separately or Together. Awards may, in the sole discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other program of the Company or any Affiliate of the Company. Awards granted in addition to or in tandem with other Awards or awards granted under any other program of the Company or any Affiliate of the Company may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(2) Limits on Transfer of Awards. Except as otherwise provided in an Award Agreement or any written employment agreement between the Participant and the Company or any Affiliate:

(A) Each Option and Unit Appreciation Right shall be exercisable only by the Participant during the Participant’s lifetime, or by the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution.

(B) No Award and no right under any such Award may be assigned, alienated, pledged, attached, sold, or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer, or encumbrance shall be void and unenforceable against the Company, the Partnership, or any Affiliate of the Company.

(3) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee.

(4) Unit Certificates. All certificates for Units or other securities of the Partnership delivered under this Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be inscribed on any such certificates to make appropriate reference to such restrictions.

(5) Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee shall determine.

(6) Delivery of Units or Other Securities; Payment of Consideration. Notwithstanding anything in this Plan, any Award Agreement, or employment agreement to the contrary, delivery of Units pursuant to the exercise or vesting of an Award may be delayed for any period during which, in the good faith determination of the Committee, the Company or Partnership is not reasonably able to obtain Units to deliver pursuant to such Award without violating applicable law or the applicable rules or regulations of any governmental agency or authority or securities exchange. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to this Plan or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by the Company or Partnership, as the case may be.

(7) Actions Upon the Occurrence of Certain Events. Upon the occurrence of a Change of Control, any change in applicable law or regulation affecting the Plan or Awards thereunder, or any change in accounting principles affecting the financial statements of the Partnership, or unless the Committee shall determine otherwise in an Award Agreement, the Committee, in its sole discretion, without the consent of any Participant or holder of the Award, and on such terms and conditions as it deems appropriate, may take any one or more of the following actions:

(A) provide for either (i) the termination of any Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of such transaction or event, the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated without payment), or (ii) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

(B) provide that such Award be assumed by the successor or survivor entity, or a parent or subsidiary thereof, or be exchanged for similar options, rights, or awards covering the equity of the successor or survivor, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of equity interests, values and prices, including, but not limited to, exercise prices;

(C) make adjustments in the number and type of Units (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Awards or in the terms and conditions of (including the exercise price), and the vesting and performance criteria included in, outstanding Awards, or both;

(D) provide that such Award shall be exercisable or payable, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(E) provide that the Award cannot be exercised or become payable after such event (i.e., shall terminate upon such event).

(8) Prohibition on Repricing of Options and UARs. Subject to the provisions of Section 4(c) and Section 6(e)(7), the terms of outstanding Award Agreements may not be amended without the approval of the Partnership’s Unitholders so as to (A) reduce the Unit exercise price of any outstanding Options or UARs, (B) grant a new Option, UAR, or other Award in substitution for, or upon the cancellation of, any previously granted Option or UAR that has the effect of reducing the exercise price thereof, (C) exchange any Option or UAR for Units, cash, or other consideration when the exercise price per Unit under such Option or UAR exceeds the Fair Market Value of the underlying Units, or (D) take any other action that would be considered a “repricing” of an Option or UAR under the listing standards of the national securities exchange on which the Units are listed. Subject to Section 4(c) and Section 6(e)(7), the Committee shall have the authority, without the approval of the Partnership’s Unitholders, to amend any outstanding Award to increase the per Unit exercise price of any outstanding Options or UARs or to cancel and replace any outstanding Options or UARs with the grant of Options or UARs having a per Unit exercise price that is equal to or greater than the per Unit exercise price of the original Options or UARs.

(9) Section 83(b) Election. An Award Agreement may provide that the Participant may make an election under Section 83 (b) of the Code with respect to an Award of Restricted Units and/or Phantom Units. If the Participant chooses to make an election under Section 83(b) of the Code, such Section 83(b) election must be filed with the Internal Revenue Service within 30 days after the date of grant of the Award to which the election relates, and a copy of the election shall be provided to the Company.

Section 7. Amendment, Modification, and Termination. The Board may amend, modify, suspend, or terminate this Plan (and the Committee may amend an Award Agreement), except that (i) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall apply to such Participant without the consent of such Participant, and (ii) no amendment or alteration shall be effective prior to its approval by the holders of Units of the Partnership to the extent such approval is otherwise required by applicable legal requirements or the requirements of the securities exchange on which the Partnership’s Units are listed, including any amendment that (A) expands the types of Awards available under this Plan, (B) materially increases the number of Units available for Awards under this Plan, (C) materially expands the classes of persons eligible for Awards under this Plan, (D) materially extends the term of this Plan, (E) materially changes the method of determining the exercise price of Options or UARs, or (F) deletes or limits any provisions of this Plan that prohibit the repricing of Options or UARs.

Section 8. General Provisions.

(a) No Rights to Award. No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each Participant.

(b) Tax Withholding. Unless other arrangements have been made that are acceptable to the Company, the Company or any Affiliate of the Company is authorized to withhold from any Award, from any payment due or transfer made under any Award, or from any compensation or other amount owing to a Participant at the time of the creation of compensation as defined in the applicable tax or withholding laws, rules, or regulations or at any later time, the amount (in cash, Units, Units that would otherwise be issued pursuant to such Award, or other property) of any applicable taxes payable in respect of the grant of an Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under an Award or under the Plan, and to take such other action as may be necessary in the opinion of the Company or Partnership to satisfy its withholding obligations for the payment of such taxes.

(c) No Right to Employment or Services. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate of the Company or in the service of the Company or any Affiliate of the Company as a Manager. Furthermore, the Company or an Affiliate of the Company may at any time dismiss a Participant from employment or service free from any liability or any claim under this Plan, unless otherwise expressly provided in the Plan, any Award Agreement, or other agreement.

(d) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware, without regard to its conflicts of laws principles.

(e) Severability. If any provision of this Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(f) Other Laws. The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Units or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Units are then traded, or entitle the Partnership or an Affiliate of the Partnership to recover the same under Section 16(b) of the Exchange Act, and any payment tendered by a Participant, other holder, or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder, or beneficiary.

(g) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company, the Partnership, or any participating Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company, the Partnership, or any participating Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company, the Partnership, or any participating Affiliate.

(h) No Fractional Units. No fractional Units shall be issued or delivered pursuant to this Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(i) Headings. Headings are given to the Sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(j) Facility of Payment. Any amounts payable hereunder to any natural person under legal disability or who, in the judgment of the Committee, is unable to manage properly his or her financial affairs, may be paid to the legal representative of such natural person, or may be applied for the benefit of such natural person in any manner that the Committee may select, and the Company and any Affiliate of the Company shall be relieved of any further liability for payment of such amounts.

(k) Participation by Affiliates. In making Awards to Employees employed by an Affiliate of the Company, the Committee shall be acting on behalf of such Affiliate, and to the extent the Partnership has an obligation to reimburse such Affiliate for compensation paid for services rendered for the benefit of the Partnership, such payments or reimbursement payments may be made by the Partnership directly to such Affiliate, and, if made to the Company, shall be received by the Company as agent for such Affiliate.

(l) Gender and Number. Where the context deems it appropriate, words in the masculine gender shall include the feminine gender, the plural shall include the singular, and the singular shall include the plural.

(m) Compliance with Section 409A.

(1) Awards made under this Plan are intended to be exempt from Section 409A of the Code, and all provisions of this Plan shall be construed and interpreted in a manner consistent with such intent. As such, unless the Committee provides otherwise in an Award Agreement, each Award (other than Options and UARs structured to be exempt from the requirements of Section 409A of the Code) shall be settled no later than two and one-half months after the end of the first year in which the Award (or such portion thereof) is no longer subject to a “substantial risk of forfeiture” within the meaning of Section 409A of the Code.

(2) If the Committee determines that an Award is intended to be “deferred compensation” subject to Section 409A of the Code, the applicable Award Agreement shall include terms that are designed to satisfy the requirements of Section 409A of the Code and the following shall govern such award:

(A) Except as otherwise provided in the Award Agreement or any written employment agreement between the Participant and the Company or any Affiliate, any payment due upon a Participant’s cessation of providing services shall be paid only upon such the Participant’s “separation from service” within the meaning of Section 409A of the Code.

(B) Any payment to be made with respect to such Award in connection with the Participant’s separation from service within the meaning of Section 409A of the Code (and any other payment that would be subject to the limitations in Section 409A(a)(2)(b) of the Code) shall be delayed until six months after the Participant’s separation from service (or earlier death) in accordance with the requirements of Section 409A of the Code.

(C) To the extent necessary to comply with Section 409A of the Code, any other securities, other Awards or other property that the Company or the Partnership may deliver in lieu of Units in respect of an Award shall not have the effect of deferring delivery or payment beyond the date on which such delivery or payment would occur with respect to the Units that would otherwise have been deliverable (unless the Committee elects a later date for this purpose in accordance with the requirements of Section 409A of the Code).

(D) If the Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment.

(E) If the Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the Participant’s right to the dividend equivalents shall be treated separately from the right to other amounts under the Award.

(n) No Guarantee of Tax Consequences. None of the Board, the Partnership, the Company, any Affiliate of the Company, or the Committee makes any commitment or guarantee that any federal, state, or local tax treatment will apply or be available to any Person participating or eligible to participate under this Plan.

(o) Claw-Back Policy. All Awards (including any proceeds, gains, or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of any Award or upon the receipt or resale of any Units underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Partnership or the Company prior to, on, or after the Effective Date of this Plan, including, without limitation, any claw-back policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

Section 9. Term of the Plan. The Plan shall be effective as of the Effective Date. The Plan shall continue until the earliest of (i) the date terminated by the Board, (ii) all Units available for delivery under the Plan have been issued to Participants, or (iii) the 10th anniversary of the Effective Date. However, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.

Approved by Board June 24, 2015

Consent of Unitholders effective September 15, 2015

Amended effective as of September 10, 2019

Amended and restated December 5, 2022